UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

STAAR SURGICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

1911 Walker Avenue, Monrovia, California,   91016

(Address of principal executive offices)      (Zip Code)

(Registrant's telephone number, including area code): (626) 303-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

        On March 4, 2005, the Company issued a press release announcing that its Board of Directors has initiated a process to explore a range of strategic and financial alternatives. The Company has retained Morgan Stanley to assist the Board in its review. No decision has been made as to whether the Company will engage in a transaction or transactions as a result of the Board’s consideration of alternatives, and there can be no assurance that any transaction or transactions will occur or, if undertaken, the terms or timing.

        A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

Exhibit
Number	Description
99.1	Press release announcing exploring of strategic and financial options and engagement of Morgan Stanley, dated March 4, 2005.

        The information in this Current Report on Form 8-K, including the exhibits, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 7, 2005	STAAR SURGICAL COMPANY By: /s/ John Bily —————————————— John Bily Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated March 4, 2005.